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                                                                   EXHIBIT 23.06


March 16, 2001

IBIZ Technology Corp. and Subsidiary
1919 W. Long Cactus Drive
Phoenix, Arizona 85027

We herewith consent to the incorporation of our January 31, 2001 reviewed financial statements in the January 31, 2001 Form 10-QSB and all amendments thereto filed with the Securities and Exchange Commission.

Sincerely,

/s/ Moffitt & Company, P.C.

MOFFITT & COMPANY, P.C.
Scottsdale, AZ